Exhibit 99.1

Encore Enters Into a Commitment Letter
for a $75 Million – Three Year Revolving Facility

SAN DIEGO — (BUSINESS WIRE)—May 3, 2004 — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading accounts receivable management firm reported that effective April 29, 2004, the Company entered into a commitment letter related to a $75 million three-year revolving credit facility to be utilized for the purpose of purchasing portfolios of receivables and for working capital needs. It is the Company’s expectation that this facility will be used, at the Company’s option, during the second half of 2004 to fund portfolio purchases of non-credit card paper classes and, upon the expiration of the Company’s Secured Financing Facility on December 31, 2004, to fund all types of portfolio purchases, including credit card receivables. This commitment is subject to the satisfactory completion of lender due diligence and credit facility documentation, as well as the absence of any material adverse change in the business condition (financial or otherwise), operations, performance, properties, or prospects of the Company or any of its material subsidiaries since December 31, 2003. Interest rates will be based, at the Borrower’s option, on the lender’s prime rate or on LIBOR plus an applicable margin. The applicable margin will be adjusted quarterly based on a pricing grid which takes into account certain financial covenants related to the borrower’s balance sheet and results of operations. It is anticipated that the resulting initial interest rate will be in the mid single digits. The facility will be secured by a security interest in all of the assets of the Company except for those assets in which the current lenders have a first priority security interest. The commitment also requires the Company to pay certain fees and expenses to the lender in connection with the commitment letter and the loan. While there can be no assurance that the Company will be able to close this facility on acceptable terms, it is anticipated to close by the end of the second quarter of 2004.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is an accounts receivable management firm that specializes in purchasing charged-off and defaulted consumer debt.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, anticipated interest rates under the new credit facility; whether the Company will be successful in securing the new credit facility on acceptable terms; projections of revenues, income or loss; estimates of capital expenditures; plans for future operations, products or services; and financing needs or plans, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include: the availability and cost of financing, including increases in interest rates and adverse changes or disruptions in primary and secondary loan syndication markets, financial markets, or capital markets generally that could impair syndication of the new credit facility or otherwise affect the financial terms or the lender’s willingness to enter into the new facility on acceptable terms; the Company’s ability to purchase receivables portfolios on acceptable terms and in sufficient quantities; the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations; the Company’s continued servicing of receivables in its third party financing transactions; the Company’s ability to hire and retain qualified personnel to recover on its receivables efficiently; changes in, or failure to comply with, government regulations; the costs, uncertainties and other effects of legal and administrative proceedings; and risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2003. Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:
Encore Capital Group, Inc. (Shareholders/Analysts)
Carl C. Gregory, III, 858-309-6961
carl.gregory@encorecapitalgroup.com
or
Financial Relations Board (Press)
Tony Rossi, 310-407-6563 (Investor Relations)
trossi@financialrelationsboard.com

SOURCE:
Encore Capital Group, Inc.